UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 18, 2007

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street Omaha, NE	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Letter from Quick & McFarlin

Item 4.01 Changes in Registrant’s Certifying Accountant
(a) Effective May 18, 2007, Professional Veterinary Products, Ltd. (“the Company”) elected not to retain Quick & McFarlin, P.C. (“Quick & McFarlin”), as its independent accountant, to audit the Company’s financial statements for the fiscal year ending July 31, 2008. Quick & McFarlin audited the Company’s financial statements for each of the five fiscal years in the period ended July 31, 2006.
On May 18, 2007, the Company’s Audit Committee recommended to the Board of Directors the dismissal of Quick & McFarlin upon its completion of the audit and the filing of the Form 10-K for the fiscal year ending July 31, 2007 and the retention of BKD, LLP (“BKD”) as the Company’s independent accountant for the fiscal year ending July 31, 2008. The Board of Directors approved the Audit Committee’s recommendations, subject to acceptance by BKD of its engagement.
For the fiscal years ended July 31, 2005 and 2006, Quick & McFarlin’s reports on such financial statements did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
Since inception through the date this Current Report was filed, there were no disagreements with Quick & McFarlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Quick & McFarlin, would have caused Quick & McFarlin to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as described Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Quick & McFarlin with a copy of the disclosure it is making in this Item 4.01(a), and Quick & McFarlin has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in this Item 4.01(a), which relate specifically to Quick & McFarlin. The Company has filed a copy of Quick & McFarlin’s letter as Exhibit 16.1 to this Current Report.

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Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

16.1	Letter from Quick & McFarlin dated May 24, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: May 24, 2007	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and CEO